EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of Glocorp Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Wendel Santos, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Glocorp Inc.

Dated: August 14, 2018	By:	/s/ Wendel Santos
Wendel Santos
Chief Executive Officer
(Principal Executive Officer)